UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2013

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

On January 22, 2013, Registrant held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy. The following is a brief description and vote count of all items voted on at the Annual Meeting:

Proposal 1 – Election of Directors. Our stockholders elected nine directors for a one-year term, to hold office until our 2014 Annual Meeting, and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non- Votes
Bernard C. Bailey	10,773,317	23,008	3,162	552,055
Jeffrey P. Black	10,774,371	22,053	3,063	552,055
James W. Green	10,723,917	72,909	2,661	552,055
James J. Judge	10,772,008	24,316	3,163	552,055
Kevin C. Melia	10,762,915	33,509	3,063	552,055
Michael T. Modic	10,497,613	298,711	3,163	552,055
Fred B. Parks	10,773,180	23,136	3,171	552,055
Sophie V. Vandebroek	10,780,493	15,831	3,163	552,055
Edward F. Voboril	10,445,041	351,515	2,931	552,055

Proposal 2 – Ratification of Auditors. Our shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013.

For	Against	Abstain	Broker Non- Votes
10,987,388	350,629	13,525	0

Proposal 3 – Advisory Vote on Executive Compensation. Our stockholders approved, on a non-binding, advisory basis, the compensation of the Registrant’s named executive officers.

For	Against	Abstain	Broker Non- Votes
10,309,491	475,953	14,043	552,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 23, 2013	By:	/s/ John J. Fry
		Name:	John J. Fry
		Title:	Senior Vice President, General Counsel, and Secretary